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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated July 25, 1997 (except with respect to Note 2, as to which the date is April 27, 1998) included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated July 25, 1997 included in the Blue Wave Systems Inc. (formerly Mizar, Inc.) Form 10-K for the year ended June 30, 1997 and to all references to our Firm included in this Registration Statement.

                                       ARTHUR ANDERSEN LLP

Dallas, Texas

September 8, 1998